Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-285430 and No. 333-283358) of SEALSQ Corp of our report dated March 20, 2025, relating to the consolidated financial statements of SEALSQ Corp appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024.

Zurich, Switzerland, March 20, 2025

BDO Ltd

/s/ Philipp Kegele	/s/ Thomas de Ferrars
Philipp Kegele	ppa. Thomas de Ferrars